EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Franklin Electric Co., Inc. Retirement Program
Fort Wayne, Indiana

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (333-222245) of Franklin Electric Co., Inc. of our report dated July 14, 2022, relating to the financial statements and supplemental schedules of Franklin Electric Co., Inc. Retirement Program which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP
Troy, Michigan
July 14, 2022